EXHIBIT 23.3
Consent of Independent Registered Public Accounting Firm

The Board of Directors
China Solar & Clean Energy Solutions, Inc.

We consent to the incorporation in the Amendment No. 4 to the Registration Statement on Form S-1 for China Solar & Clean Energy Solutions, Inc. and its subsidiaries of:

(i)	our report dated July 17, 2007 on our audits of the financial statements of Tianjin Huaneng Group Energy Equipment Co., Ltd. for the years ended December 31, 2006 and 2005; and

(ii)	our report dated May 14, 2008 on our audits of the financial statements of Shenzhen Pengsangpu Solar Industrial Products Corporation for the years ended December 31, 2007 and 2006.

We also consent to the reference to us under the heading “Experts” in Amendment No. 4 to the Registration Statement on Form S-1.

/s/ Zhong Yi (Hong Kong) C.P.A. Company Limited

Zhong Yi (Hong Kong) C.P.A. Company Limited

September 30, 2008
Hong Kong, China

9 th Fl., Chinachem Hollywood Centre, 1-13 Hollywood Rd., Central, Hong Kong
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